UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 24, 2006

First Reliance Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931

(Commission File Number)	(IRS Employer Identification No.)

2170 W. Palmetto Street Florence, South Carolina	29501

(Address of Principal Executive Offices)	(Zip Code)

(843) 656-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

          On November 24, 2006, First Reliance Bancshares, Inc. and its wholly owned subsidiary, First Reliance Bank, entered into new employment agreements with F.R. Saunders, Jr., President and Chief Executive Officer of the Company and the Bank, Jeffrey A. Paolucci, Senior Vice President and Chief Financial Officer of the Company and the Bank, and Paul C. Saunders, Senior Vice President of the Company and the Bank.  Each of the agreements supersedes and replaces the prior employment agreements with each executive.  The Bank also entered salary continuation agreements with each of the executives.

          Each of the employment agreements provides for an initial three year term, which is automatically extended at the end of each month for one additional month unless the Bank’s board of directors determines that the term will not be extended.  Once the Bank’s board determines that the term will not be extended, the term is fixed at three years with no additional renewals.  The employment agreements provide for an initial base salary for F.R. Saunders, Jr. of $275,000, for Jeffrey A. Paolucci of $165,000, and for Paul C. Saunders of $110,000.  Each executive’s salary is to be reviewed annually by the Company’s Board of Directors or the Board’s Compensation Committee, and will be increased to reflect cost of living increases and may be increased otherwise.

          The employment agreements provide that the Company will reimburse the executive for disability insurance that he maintains and will pay an additional amount to the executive to cover any state or federal income taxes associated with such reimbursement.   The Company will also pay any initiation and membership assessments and dues in civic and social clubs of the executive’s choice, although the executive remains responsible for personal expenses for use of such clubs.  The agreement with F.R. Saunders, Jr. also provides that the Company will provide the use of an automobile for business and personal use.  The agreements with F.R. Saunders, Jr. and Jeffery A. Paolucci also provide that the Company will maintain a long-term care insurance policy for each executive that will be fully paid up by the time the executive turns age 65.

          If an executive is terminated without Cause or the executive terminates employment for Good Reason (as both terms are defined in the agreements), the executive is entitled to continue to receive for the unexpired term of his agreement  (a) his base salary in effect at employment termination and (b) an annual bonus equal to the bonus earned for the calendar year ended immediately before the year in which the employment termination occurs.  Additionally, the Company will continue to provide the executive with medical benefits and continue to reimburse the executive for his disability insurance (including amounts to cover income taxes) until the earliest of (a) the executive becoming employed by the Company or another entity; (b) the executive turning 65; (c) the executive’s death; or (d) the remaining term of the agreement.  For F.R. Saunders, Jr. and Jeffery A. Paolucci, the Company will also continue to pay the premiums on the long-term care insurance until the policy for the executive is fully paid up.  At the Company’s option, it may pay a lump sum equal to the discounted cost of medical, disability, and long-term care (if applicable) coverage in lieu of continuing those benefits.

          If an executive is terminated for Cause or the executive terminates employment other than for Good Reason, the executive is entitled to receive his base salary through the effective date of termination and any other benefits to which the executive may be entitled under the Company’s benefit plans and policies in effect on the date of termination.

          If the executive’s employment is terminated because of disability, the executive is entitled to receive his base salary through the effective date of termination, any unpaid bonus or incentive compensation due to the executive for the preceding calendar year, any payments the executive is entitled to receive under the Company’s disability insurance program, and any other benefits to which the executive may be entitled under the Company’s benefit plans and policies in effect on the date of termination. Additionally, the Company will continue to provide the executive with medical benefits and continue to reimburse the executive for his disability insurance (including the additional amounts to cover income taxes) until the earliest of (a) the executive becoming employed by the Company or another entity; (b) the executive turning 65; (c) the executive’s death; or (d) the remaining term of the agreement.  For F.R. Saunders, Jr. and Jeffery A. Paolucci, the Company will also continue to pay the premiums on the long-term care insurance until the policy for the executive is fully paid up.  At the Company’s option, it may pay a lump sum equal to the discounted cost of medical, disability, and long-term care (if applicable) coverage in lieu of continuing those benefits.

          Upon a Change in Control (as that term is defined in the agreement) of the Company, the Company will pay the executive a lump-sum payment in cash equal to three times the executive’s annual compensation, consisting of base salary as of the date of the Change in Control plus any bonus or incentive compensation earned in the prior calendar year.  In addition, the executive will become fully vested in any non-qualified plan, program or arrangement in which the executive participates if the plan, program or arrangement does not address the effect of a change in control.

          The Company will further be obligated to make a “gross-up” payment to cover any excise tax obligations under Section 280G of the Internal Revenue Code for excess parachute payments that arise as a result of the employment agreement and any other plan or agreement that applies to the executive.  This gross-up payment includes an initial amount to cover the excise tax that will apply to the excess parachute payments, as well as the income and excise taxes that apply to the payment of the initial amount.

          The employment agreements also provide, for a period of one year after termination of employment, a covenant not to solicit employees and not to compete within a 15-mile radius of any office of the Company.  These obligations survive any termination of the agreements, but are waived upon a Change in Control of the Company.  The agreements provide for the reimbursement of legal fees, if any, paid by the executives for the enforcement of the employment agreements after a Change in Control.  The employment agreements also allow the executive to select a law firm of his choice to represent him.

          The salary continuation agreements provide that each executive will be entitled, upon reaching age 65, to an annual benefit for F.R. Saunders, Jr. of $321,842, for Jeffrey A. Paolucci of $225,308, and for Paul C. Saunders of $85,000.  If the executive is terminated for Cause, the executive will not be entitled to any benefit under the salary continuation agreement.  In the event the executive’s employment is terminated (other than for Cause) prior to reaching age 65 (including by reason of disability), the executive is entitled to receive the amount that fully amortizes the accrued balance existing immediately before the month in which the separation of service occurs beginning at age 65 for 15 years.  If the executive dies prior to payment of all benefits, the executive’s beneficiary is entitled to a lump sum in cash equal to the accrued balance existing at the executive’s death.

          In the event of a Change in Control of the Company prior to the executive reaching 65 or other separation of service, each executive is entitled to a lump sum payment equal to the expected accrual balance at age 65, not discounted to present value, of $3,144,289 for F.R. Saunders, Jr., $2,201,184 for Jeffrey A. Paolucci, and $1,160,422 for Paul C. Saunders.  If the Change in Control occurs during the payment of normal retirement age benefits, early termination benefits or a disability benefits, the executive is entitled to a lump-sum payment of any remaining salary continuation benefit.

          The Company will further be obligated to make a “gross-up” payment to cover any excise tax obligations under Section 280G of the Internal Revenue Code for excess parachute payments that arise as a result of the salary continuation agreement and any other plan or agreement that applies to the executive.  This gross-up payment includes an initial amount to cover the excise tax that will apply to the excess parachute payments, as well as the income and excise taxes that apply to the payment of the initial amount.

          The salary continuation agreements provide for the reimbursement of legal fees, if any, paid by the executives for the enforcement of the salary continuation agreements after a Change in Control.  The salary continuation agreements also allow the executive to select a law firm of his choice to represent him.

          If the executive dies before separation of service, the executive is entitled to any benefits under the Endorsement Split Dollar Agreement with that executive.  The Endorsement Split Dollar Agreement provides the executive with a benefit equal to the death benefit under the life insurance policy or policies maintained by the Company on the life of the executive, less the cash surrender value of the policy or policies.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.
Dated:	November 30, 2006

		By:	/s/ Jeffrey A. Paolucci

Jeffrey A. Paolucci
Chief Financial Officer